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                                                                    Exhibit 23.6

                               CRAIN'S AUTOMOTIVE NEWS
                                1400 WOODBRIDGE AVENUE
                                DETROIT MI 48207-3187
                                    (313) 446-6000






Hometown Auto Retailers, Inc.
c/o Morse, Zelnick, Rose & Lander
450 Park Avenue
New York, NY 10022


                                                                    July 6, 1998


To Whom It May Concern:

     This will constitute our consent to the use by Hometown Auto Retailers, Inc. in its prospectus of data extracted from AUTOMOTIVE NEWS--1997 MARKET DATA BOOK and AUTOMOTIVE NEWS--1998 MARKET DATA BOOK.

     This will also constitute our consent to the use of references to AUTOMOTIVE NEWS and to CRAINS COMMUNICATIONS INC. in connection with the use of such data.

                                             Very truly yours,

                                             /s/ Peter Brown
                                             -----------------------
                                             Peter Brown
                                             [Title]  Editor